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                                                                    EXHIBIT 99.2


                              STRATEGIC RATIONALE

Life and retirement business will constitute approximately 50% of combined entities earnings. Transaction continues dramatic expansion of AIG's U.S. Life business consistent with acquisition of SunAmerica.

Positions us as the #1 writer of variable annuities in the U.S.

Complementary distribution channels -- American General is:

     -- One of the largest writers of retirement products in the education market
     --  The largest writer of annuities through the bank distribution market

Opportunity to leverage American General's consumer finance franchise -- giving a platform for continuing AIG's expansion in this market around the world

Meaningfully accretive